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Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110

                                            May 23, 2005

Bell Boyd & Lloyd LLC
Three First National Plaza
Suite 3300
Chicago, Illinois 60602

Re:  Nuveen Equity Premium Advantage Fund

     As special Massachusetts counsel for Nuveen Equity Premium Advantage Fund (the "Registrant"), we consent to the incorporation by reference of our opinion filed with Pre-effective Amendment No. 1 to the Registrant's registration statement on Form N-2 on April 25, 2005.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /S/ Bingham McCutchen LLP

                                            BINGHAM McCUTCHEN LLP